UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing that its board of directors has appointed Donald H. Layton as the company’s chief executive officer, effective May 21, 2012.

Layton, age 62, was also elected as a member of the board, effective the date his employment commences. Layton will succeed Charles E. Haldeman, Jr., who has served as chief executive officer since August 2009. On May 9, 2012, Haldeman notified the company of his resignation as chief executive officer and as a member of Freddie Mac’s board of directors effective May 21, 2012. Haldeman is expected to remain employed by the company and serve in an advisory capacity until June 30, 2012.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Layton worked for nearly thirty years at JPMorgan Chase & Co. (JPMorgan Chase) and its predecessors, starting as a trainee and rising to vice chairman and a member of the company’s three-person Office of the Chairman, retiring in 2004. In his career at JPMorgan Chase, Layton’s responsibilities spanned capital markets and investment banking, consumer banking and operating services. From 2002 to 2004, he was responsible for the company’s Chase Financial Services unit, which included the fourth largest mortgage firm in the U.S. He was co-chief executive officer of J.P. Morgan, the investment bank of JPMorgan Chase, overseeing the entire range of the investment bank’s global activities, from 2000 to 2002. Prior to the merger of Chase Manhattan and J.P. Morgan in 2000, Layton was responsible for Chase’s worldwide capital markets and trading activities, including foreign exchange, risk management products, emerging markets, and fixed income, as well as its operating services businesses. He additionally supervised the bank’s investment portfolio for many years.

More recently, Layton served as chairman and chief executive officer of online brokerage E*TRADE Financial Corporation. He joined E*TRADE Financial Corporation as chairman in November 2007 and became chief executive officer in March 2008, retiring in December 2009.

Layton also served as a senior advisor to the Securities Industry and Financial Markets Association from 2006 to 2008 and is chairman of the board of the Partnership for the Homeless, a nonprofit dedicated to reducing homelessness in New York City. He received simultaneous Bachelor and Master of Science degrees in economics from the Massachusetts Institute of Technology and also a Master of Business Administration from Harvard Business School.

Layton had been a member of the board of directors of Assured Guaranty Ltd. since May 2006 and a member of the board of directors of the American International Group since April 2010, but has resigned from both positions in connection with his appointment as Freddie Mac’s chief executive officer.

Freddie Mac has entered into a Memorandum Agreement with Layton, which provides for his employment as chief executive officer of Freddie Mac. A copy of the Memorandum Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference. The Federal Housing Finance Agency (“FHFA”), the company’s conservator, has approved this Memorandum Agreement and consulted with the U.S. Department of the Treasury (“Treasury”).

The terms of his Memorandum Agreement provide Layton with the following during his employment with Freddie Mac:

•	An annual base salary of $600,000; and

•	The opportunity to participate in all employee benefit plans offered to Freddie Mac’s senior executive officers, including the company’s Supplemental Executive Retirement Plan (“SERP”), pursuant to the terms of these plans. For a description of these plans see Freddie Mac’s Form 10-K filed March 9, 2012.

Freddie Mac also has entered into a Restrictive Covenant and Confidentiality Agreement with Layton. A copy of the Restrictive Covenant and Confidentiality Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and incorporated herein by reference. Layton is subject to non-competition and non-solicitation of employees restrictions for a period of two years and one year, respectively, following any termination of his employment, and he is also subject to certain restrictions with respect to confidential information obtained during the course of his employment.

Freddie Mac will enter into an indemnification agreement with Layton, effective as of the date of his appointment as the company’s chief executive officer. A copy of the form of indemnification agreement is attached as Exhibit 10.54 to Freddie Mac’s Form 10-K filed March 9, 2012 and is incorporated herein by reference. For a description of this indemnification agreement see Freddie Mac’s Form 10-K filed March 9, 2012.

Layton has vested but unexercised stock options of JPMorgan Chase, which represent less than one percent of his net worth. Layton also receives a pension from JPMorgan Chase in connection with his retirement in 2004. The amount of Layton’s pension is fixed and does not depend in any way on JPMorgan Chase’s revenues or profits. Layton also has a deferred compensation balance under JPMorgan Chase’s Deferred Compensation Plan, of which approximately 80% is payable in fifteen annual installments beginning in January 2016 and earns a return based upon a defined list of mutual funds that Layton designates; and the remaining 20% is in a “private equity balance” that is payable as proceeds are realized from the underlying private equity transactions into which the funds were invested. Layton’s deferred compensation balance is less than ten percent of his total net worth on an after-tax basis.

Freddie Mac has an extensive business relationship with JPMorgan Chase (through its subsidiaries). Specifically, as of December 31, 2011, JPMorgan Chase was Freddie Mac’s second largest servicer, and serviced approximately 1.32 million loans for Freddie Mac that had an aggregate unpaid principal balance of more than $211 billion. As of March 31, 2012, JPMorgan Chase remains Freddie Mac’s second largest servicer, and services approximately 1.28 million loans for Freddie Mac that have an aggregate unpaid principal balance of more than $203 billion. JPMorgan Chase sold approximately $40.2 billion in single-family loans to Freddie Mac in 2011 and approximately $7.92 billion in single-family loans to Freddie Mac in the three months ended March 31, 2012.

JPMorgan Chase also is a significant capital markets, derivatives and multifamily counterparty and is an underwriter of our debt and mortgage securities. As of April 30, 2012, JPMorgan Chase had an aggregate notional balance of $1.5 billion of interest rate swaps with Freddie Mac and was the company’s counterparty in securities repurchase and dollar roll transactions with a total unpaid principal balance of $250 million. From January 2011 through April 30, 2012, JPMorgan Chase served as underwriter for $11.6 billion of Freddie Mac’s debt securities and $35.3 billion of Freddie Mac’s mortgage-related securities.

In order to avoid potential conflicts of interest that might arise as a result of Layton’s deferred compensation balance, vested but unexercised stock options and pension from JPMorgan Chase, Layton has agreed to recuse himself in specified circumstances from acting upon matters directly relating to JPMorgan Chase that may be considered by Freddie Mac’s board of directors or presented to him in his capacity as Freddie Mac’s chief executive officer, including with respect to certain matters as determined by the Non-Executive Chairman and Audit Committee Chair.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Memorandum Agreement, dated May 7, 2012, between Freddie Mac and Donald H. Layton*

10.2	Restrictive Covenant and Confidentiality Agreement, dated May 7, 2012, between Freddie Mac and Donald H. Layton*

99.1	Press Release, dated May 10, 2012, issued by Freddie Mac

*	This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Charles E. Haldeman, Jr.

Charles E. Haldeman, Jr.
Chief Executive Officer

Date: May 10, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Memorandum Agreement, dated May 7, 2012, between Freddie Mac and Donald H. Layton*

10.2	Restrictive Covenant and Confidentiality Agreement, dated May 7, 2012, between Freddie Mac and Donald H. Layton*

99.1	Press Release, dated May 10, 2012, issued by Freddie Mac

*	This exhibit is a management contract or compensatory plan or arrangement.